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                                                                   Exhibit 10.49

                         [SALOMON BROTHERS LETTERHEAD]





January 30, 1998




U.S. Can Corporation
900 Commerce Drive
Oak Brook, Illinois 60521


Attention:        Timothy W. Stonich
                  Executive Vice President &
                  Chief Financial Officer

Ladies and Gentlemen:

            The purpose of this letter is to confirm the engagement of Salomon Brothers Inc and Smith Barney Inc., collectively doing business as Salomon Smith Barney, ("Salomon") by U.S. Can Corporation (the "Company") on an exclusive basis to render certain financial advisory and investment banking services to the Company. In the event that Salomon is asked to provide investment banking services which Salomon believes would represent a conflict with the services to be provided to the Company, Salomon will terminate this engagement as described in Section 5 of this agreement.

            Section 1. Services to be Rendered. Salomon will perform such of the following financial advisory and investment banking services as the Company may reasonably request:

           (a) Salomon will familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company, it being understood that Salomon shall in the course of such familiarization, rely entirely upon publicly available information and such other information as may be supplied by the Company, without independent investigation;

           (b) Salomon will assist the Company in evaluating the extent to which it might be subject to a change in control that, in the opinion of the Company's Board of Directors, would not be in the best interests of the Company and its shareholders, and in considering the Company's alternatives to reduce the likelihood of such a change in control;
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           (c) If the Company or any shareholder receives any oral or written offer or proposal relating to an acquisition of or similar business combination involving the Company, or relating to the acquisition of more than 15% of the Company's voting securities from the Company and/or its shareholders (any such offer or proposal being hereinafter called a "Combination Proposal" and any such acquisition or combination, whether resulting from a Combination Proposal or otherwise, being hereinafter called a "Combination Transaction"), Salomon will advise and assist the management and Board of Directors of the Company in their evaluation of the Combination Proposal and provide such financial advisory and investment banking services in connection with the Combination Proposal as management or the Board of Directors may reasonably request;

           (d) If the Board of Directors of the Company determines that a proposed Combination Transaction involving the Company or its shareholders is in the best interests of the Company and its shareholders, Salomon will advise and assist the Company in attempting to design and implement a strategy with the objective of successfully consummating the Combination Transaction;

           (e) If the Board of Directors of the Company determines that a proposed Combination Transaction involving the Company or its shareholders is not in the best interests of the Company and its shareholders, Salomon will advise and assist the Board of Directors in seeking to promote the best interests of the Company and its shareholders, as determined by the Board of Directors of the Company;

           (f) If , as a result of a Combination Proposal, the Board of Directors or management of the Company determines to consider or undertake any one or more of the following transactions (each an "Alternative Transaction"):

         (i) an acquisition (by merger or otherwise) by the Company (or a subsidiary of the Company) of another corporation or other business entity (a "Subject Company") or a purchase by the Company (or a subsidiary of the Company) of all or a significant portion of the assets or more than 15% of the equity securities of a Subject Company (an "Acquisition Transaction"); or

         (ii) a repurchase by the Company (or a subsidiary of the Company) of shares of common stock or other securities of the Company ("Shares"), which repurchase might take the form of a negotiated purchase of Shares from one or more persons, groups or entities or a tender or exchange offer by the Company (or a subsidiary of the Company) for Shares, or a recapitalization or restructuring of the Company (including without limitation through an issuer tender offer, extraordinary dividend, spin-off, split-off or similar
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         transaction) or a liquidation of the Company (any of the transactions referred to in this subclause (ii) being a "Recapitalization");

         (iii) a divestiture, public offering, leveraged buyout or other sale by the Company involving all or a significant portion of the assets or more than 15% of the equity securities, as the case may be, of one or more of its subsidiaries, divisions or lines of business (any of the transactions referred to in this subclause (iii) being a "Divestiture"); or

         (iv) the public or private sale of additional equity securities of the Company (a "Placement"); Salomon will advise and assist the Company in considering the desirability of effecting such Alternative Transaction(s) and, if the Company believes such Alternative Transaction(s) to be desirable, in effecting such Alternative Transaction(s);

           (g) If so requested by the Company, Salomon will render, in accordance with its customary practice, an opinion (the "Opinion") as to the adequacy or fairness, from a financial point of view, to the shareholders of the Company of the consideration to be paid or received, as the case may be, by the Company or its security holders in any Combination Proposal, Combination Transaction or Alternative Transaction, with the understanding that in rendering the Opinion Salomon will rely, without independent investigation, on information furnished to it by the Company (which information the Company hereby warrants shall be complete and accurate in all material respects, and not misleading) or other relevant parties or publicly available and that the Opinion may be in such form as Salomon shall determine and Salomon may qualify the Opinion in such manner as Salomon believes appropriate. Notwithstanding anything to the contrary elsewhere herein, the Company may reproduce the Opinion in full in any disclosure document or proxy statement relating to such Combination Proposal, Combination Transaction or Alternative Transaction (the "Statement") that the Company files under the Securities Exchange Act of 1934 and distributes to its shareholders. In such event, the Company may also include references to the Opinion and to Salomon and its relationship with the Company (in each case in such form as Salomon shall approve) in the Statement;

           (h) In the event of any acquisition or proposed acquisition by any person or group of persons of 15% or more of any class of the Company's equity securities (a "Stock Accumulation"), or in the event of any solicitation of proxies or shareholder consents in opposition to, or without the support of, the Board of Directors of the Company (a "Proxy Contest"), Salomon will advise and assist the Board of Directors in seeking to promote the best interests of the Company and its shareholders, as determined by the Board of Directors; and
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           (i) Salomon will render such other financial advisory and investment banking services as may from time to time be agreed upon by Salomon and the Company.

            Section 2. Fees. The Company shall pay to Salomon for its services hereunder cash fees customary under the circumstances, as the Company and Salomon may from time to time agree upon, with respect to any Combination Proposal, Combination Transaction, actual or proposed Alternative Transaction, Stock Accumulation or Proxy Contest. Salomon shall act as exclusive financial advisor to the Company in any Combination Transaction. Salomon shall act as the Company's exclusive financial advisor in the event that the Company completes an Alternative Transaction in such instances where the Company uses a financial advisor. Salomon will act as lead manager or lead agent for any Placement.

            Section 3. Expenses. In addition to any fees that may be payable to Salomon hereunder and regardless of whether any transaction is proposed or consummated, the Company hereby agrees, from time to time upon request, to reimburse Salomon for all reasonable fees and disbursements of Salomon's counsel and all of Salomon's reasonable travel and other out-of-pocket expenses incurred in connection with any actual or proposed transaction or otherwise arising out of Salomon's engagement hereunder.

            Section 4. Indemnity. Salomon and the Company have entered into a separate letter agreement, dated July 9, 1997, providing for the indemnification of Salomon by the Company in connection with Salomon's engagement hereunder.

            Section 5. Termination of Engagement. Salomon's engagement hereunder may be terminated by either the Company or Salomon at any time after December 31, 1998, with or without cause, upon written advice to that effect to the other party; provided, however, that Salomon will be entitled to (1) the fee provided for in Section 2 hereof notwithstanding any such termination, and (2) its full fees under Section 2 hereof in the event that at any time prior to the expiration of one year after such termination (a) a Combination Transaction, an Alternative Transaction or Placement is consummated or (b) an Acquisition Transaction or Placement is consummated; and provided, further, that the provisions of this Section 5 and Sections 3 and 6 hereof shall survive any such termination. Not withstanding the foregoing, the Company shall not be obligated to pay fees to Salomon, if the termination of this engagement was at Salomon's request.
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            Section 6. Miscellaneous.

           (a) THIS LETTER AGREEMENT AND THE RELATED INDEMNIFICATION AGREEMENT REFERRED TO ABOVE SHALL BE DEEMED MADE IN NEW YORK. SUCH AGREEMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS ENGAGEMENT, OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

           (b) The Company expressly acknowledges that all opinions and advice (written or oral) given by Salomon to the Company in connection with Salomon's engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transaction to which they relate, except where expressly permitted hereby, and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Salomon be made by the Company (or such persons), other than references required by law or regulation without the prior written consent of Salomon, which consent shall not be unreasonably withheld.

           (c) The Company expressly acknowledges that Salomon has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of Salomon is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) as against Salomon, Salomon's affiliates or their respective directors, officers, agents and employees.
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                                      * * *


            Please confirm that the foregoing is in accordance with your understandings and agreements with Salomon Brothers Inc and Smith Barney Inc. by signing and returning the duplicate of this letter enclosed herewith.

                                       Very truly yours,

                                       SALOMON BROTHERS INC
                                       SMITH BARNEY INC.



                                       By /s/ Charles Bobrinskoy
                                         --------------------------------------
                                                Managing Director



ACCEPTED AND AGREED AS OF THE
DATE FIRST ABOVE WRITTEN:

U.S. Can Corporation



By     /s/ Timothy W. Stonich
   -------------------------------
       Title: EVP, Finance,
                  CFO & Sec'y